Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Amended Form 10-KSB, into the Company's previously filed Form S-8 Registration Statement, File No. 333-104666.

/s/ Williams and Webster, P.S.
Williams and Webster, P.S.
Spokane, Washington
June 9, 2004

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201
Phone (509) 838-5111 * Fax (509) 838-5114 * www.williams-webster.com